Exhibit 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated December 22, 1999 included in Flextronics International Ltd's Form 8-K filed on December 23, 1999 and to all references to our Firm included in this registration statement. Our report dated April 21, 1999 included in Flextronics International Ltd.'s Form 10-K for the year ended March 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

                                                             Arthur Andersen LLP

San Jose, California
April 13, 2000